UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 13, 2008 (May 12, 2008)

TARGA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware		74-3117058
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) amends the Current Report on Form 8-K filed by Targa Resources, Inc. under Items 2.02 and 9.01 on May 12, 2008 (the “Initial Current Report”). Our gathering throughput for the three months ended March 31, 2008 was 2,175.2 MMcf/d. The earnings press release included as Exhibit 99.1 to the Initial Current Report presented our gathering throughput for the three months ended March 31, 2008 as 2,225.1 MMcf/d. Amendment No. 1 is being filed to include as Exhibit 99.1 a revised earnings press release that presents our gathering throughput for the three months ended March 31, 2008 as 2,175.2 MMcf/d.

Item 2.02	Results of Operations and Financial Condition.

On May 12, 2008, Targa Resources, Inc. (the “Company”) issued a press release regarding its financial results for the three months ended March 31, 2008. A conference call to discuss the Company’s first quarter results is scheduled for 3:00 p.m. Eastern time on Monday, May 12, 2008. The conference call will be webcast live and a replay of the webcast will be available through the Investors section of the Company’s web site (http://www.targaresources.com) until May 26, 2008. A copy of the earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02.

The press release and accompanying schedules and/or the conference call discussions include the non-generally accepted accounting principles, or non-GAAP, financial measures of Adjusted EBITDA and segment operating margin. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 99.1	Targa Resources, Inc. Press Release dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES, INC.

Dated: May 13, 2008	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Targa Resources, Inc. Press Release dated May 12, 2008.